Exhibit 10.1

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this "Agreement") is entered into as of November 6, 2026, by and between GHS Investments, LLC, a Nevada limited liability company ("Assignor"), and Scott Cox, an individual ("Assignee"), and is acknowledged and consented to by IIOT-OXYS, Inc., a Nevada corporation (the "Company"), solely for the limited purposes set forth herein.

WHEREAS, Assignor is the owner of one hundred (100) shares of Series A Preferred Stock of the Company (the "Assigned Shares"); and

WHEREAS, Assignor has agreed to assign, transfer and sell the Assigned Shares to Assignee, and Assignee has agreed to accept and purchase the Assigned Shares from Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; and

WHEREAS, the Company has agreed to join in this Agreement solely for the limited purpose of acknowledging and consenting to the assignment of the Assigned Shares as set forth in Section 6, and not as a seller, purchaser, guarantor or principal obligor.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Assignment. Assignor hereby assigns, transfers and sells to Assignee all of Assignor's right, title and interest in and to the Assigned Shares, including all voting, consent and financial rights now or hereafter existing and associated with ownership of the Assigned Shares.

2.  Limited Representations of Assignor. Assignor represents and warrants to Assignee, solely as of the date hereof and to the best of the Assignor’s knowledge that (a) Assignor is the record owner of the Assigned Shares; (b) Assignor has not previously assigned or sold the Assigned Shares to any other person; (c) Assignor has full power and authority to execute, deliver and perform this Agreement; and (d) the Assigned Shares are free of any liens, encumbrances or security interests created by Assignor. Except as expressly set forth in this Section 2, Assignor makes no representation or warranty of any kind. Assignor does not warrant or defend title to the Assigned Shares against the claims of third persons generally and makes no representation or warranty regarding the Company.

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3. Representations, Warranties and Acknowledgments of Assignee. Assignee represents, warrants, acknowledges and agrees, for the benefit of Assignor and the Company, that:

(a)  Assignee is acquiring the Assigned Shares for his own account, solely for investment purposes, and not with a view to resale or distribution;

(b) Assignee is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

(c)  Assignee is a sophisticated investor, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Assigned Shares, and is able to bear the economic risk of the investment, including its total loss;

(d)  Assignee has had access to all information regarding the Company that he desires, including the Company's public filings, has conducted his own independent investigation and evaluation, and is not relying on Assignor or any statement, act or omission of Assignor in deciding to acquire the Assigned Shares;

(e)  Assignor has made no representation regarding the value, marketability, business, prospects, financial condition or tax consequences of the Assigned Shares or the Company;

(f)  Assignor may possess, now or in the future, information about the Company that is not known to Assignee, and Assignee waives any claim arising from Assignor's non-disclosure of such information;

(g)  the Assigned Shares may be "restricted securities" that cannot be resold absent registration or an available exemption under the Securities Act and applicable state securities laws, and Assignee alone is responsible for compliance with such laws and with any legend or transfer restriction applicable to the Assigned Shares; and

(h)  Assignee has had the opportunity to consult his own legal, tax and financial advisors, and has full capacity and authority to enter into this Agreement.

4.  Acceptance, Assumption and Indemnification by Assignee. Assignee (a) accepts Assignor's right, title and interest in and to the Assigned Shares; (b) assumes and agrees to perform and discharge all obligations and liabilities relating to the Assigned Shares or arising from their ownership, whether arising before, on or after the date hereof, other than liabilities arising from a breach by Assignor of Section 2; and (c) agrees to be bound by all of the terms, covenants and conditions of this Agreement. Assignee shall indemnify, defend and hold harmless Assignor and its affiliates, managers, members, directors, officers, employees and agents (the "Assignor Parties") from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to (i) the Assigned Shares or their ownership, holding, voting, conversion or disposition, (ii) any breach by Assignee of this Agreement, or (iii) any claim by any third party relating to the Assigned Shares, in each case except to the extent finally determined to have resulted from Assignor's breach of Section 2.

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5.  Absolute Conveyance; Disclaimer of Other Warranties. The conveyance of the Assigned Shares hereunder is an absolute transfer to Assignee, and upon the date hereof Assignor shall have no further rights, obligations or liabilities with respect to the Assigned Shares except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2, THE ASSIGNED SHARES ARE TRANSFERRED "AS IS, WHERE IS," AND ASSIGNOR EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING AS TO THE VALIDITY OR DUE ISSUANCE OF THE ASSIGNED SHARES, THEIR VALUE OR MARKETABILITY, THE ENFORCEABILITY OF ANY RIGHTS ATTACHING TO THEM, THE FINANCIAL CONDITION OF THE COMPANY, OR COMPLIANCE WITH SECURITIES LAWS.

6.  Limited Acknowledgment and Consent of the Company. (a) Subject to applicable law and the Company’s articles of incorporation, bylaws and the certificate of designation governing the Series A Preferred Stock (collectively, the “Governing Documents”), the Company hereby acknowledges and consents to the assignment of the Assigned Shares from Assignor to Assignee. Such acknowledgment and consent applies only to the Assigned Shares and does not constitute a waiver of any restriction, claim, right or remedy of the Company under the Governing Documents, any agreement or applicable law. (b) The assignment in Section 1 is effective as between Assignor and Assignee upon execution of this Agreement; however, the Company may treat Assignor as the holder of record of the Assigned Shares until the transfer has been registered on the Company’s stock ledger or by its transfer agent. The Company shall record the transfer within five (5) business days after receipt of all documentation reasonably required by the Company or its transfer agent, including executed stock powers or other transfer instruments, any original certificates (or an affidavit of loss), evidence of signatory authority, and such representations, certifications and legal opinions as the Company or its transfer agent may reasonably require to establish compliance with the Securities Act and applicable state securities laws (collectively, the “Transfer Documentation”), and satisfaction of applicable legal requirements. (c) The Company shall not be required to remove any restrictive legend unless such removal is permitted under applicable securities laws and supported by Transfer Documentation reasonably satisfactory to the Company and its transfer agent. (d) The Company makes no representation or warranty of any kind under this Agreement, including as to the Assigned Shares, the transfer or the availability of any exemption from registration. The Company is not responsible for determining the adequacy of consideration, enforcing obligations between Assignor and Assignee, guaranteeing title to the Assigned Shares or resolving any dispute between Assignor and Assignee, and by acknowledging the transfer the Company does not assume any obligation or liability of Assignor or Assignee. Nothing in this Agreement obligates the Company to take any corporate action regarding its board of directors or officers, which shall be addressed separately in accordance with the Governing Documents and applicable law. The Company's execution of this Agreement is solely for the purposes set forth in this Section 6, and the Company assumes no other obligation hereunder.

7. Release by Assignee. Effective as of the date hereof, Assignee, on behalf of himself and his heirs, successors and assigns, hereby releases and forever discharges the Assignor Parties from any and all claims, demands, liabilities and causes of action, whether known or unknown, arising out of or relating to the Assigned Shares, the Company or the transactions contemplated by this Agreement, other than claims for fraud or for breach of Section 2 asserted in accordance with Sections 8 and 9.

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8.  Limitation of Liability. The aggregate liability of the Assignor Parties arising out of or relating to this Agreement shall not exceed the consideration actually received by Assignor for the Assigned Shares. In no event shall any Assignor Party be liable for any indirect, incidental, consequential, special, exemplary or punitive damages, or for lost profits or diminution in value, however arising. Assignee's sole and exclusive remedy for any breach of Section 2 shall be a claim under this Agreement.

9.  Survival. The representations and warranties of Assignor in Section 2 shall survive for twelve (12) months following the date hereof, after which Assignor shall have no liability for them unless Assignee has delivered written notice of a specific claim, describing it in reasonable detail, before such period expires. The representations, warranties, releases and indemnities of Assignee shall survive indefinitely. The Company's affirmative obligations under Section 6 shall terminate upon registration of the transfer of the Assigned Shares on the Company's stock ledger; provided, however, that the limitations of liability, disclaimers and protections afforded to the Company under this Agreement shall survive such registration.

10.  Heirs, Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Assignee may not assign his rights or obligations under this Agreement without the prior written consent of Assignor.

11. Governing Law; Venue; Waiver of Jury Trial. This Agreement and all other instruments referred to herein shall be governed by, and construed according to, the laws of the State of Nevada, without regard to conflict of law rules. Each party submits to the exclusive jurisdiction of the state and federal courts located in New York City, New York State for any dispute arising out of this Agreement. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH DISPUTE. Nothing in this Section 11 shall require the Company to participate in any dispute solely between Assignor and Assignee or limit any forum provision in the Governing Documents.

12.  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

13.  Amendments and Waivers. This Agreement may not be modified or amended in any manner other than by a written agreement signed by the party to be charged; provided that any amendment to Section 6 or any other provision affecting the rights or obligations of the Company shall require the Company’s written consent. No waiver shall be effective unless in writing and signed by the waiving party.

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14.  Entire Agreement. This Agreement constitutes the entire agreement among the parties regarding its subject matter and supersedes all prior discussions, understandings and agreements, written or oral; provided that nothing in this Agreement supersedes, amends or waives the Governing Documents or any separate agreement between the Company and Assignor or Assignee. No party has relied on any statement or representation not expressly set forth in this Agreement.

15.  Further Assurances. Each of Assignor and Assignee shall execute and deliver such further documents as are reasonably necessary to give effect to the transfer of the Assigned Shares to Assignee. The Company’s obligations under this Section 15 are limited to reasonable ministerial cooperation necessary to recognize and record a legally permissible transfer in accordance with Section 6. The Company shall not be required to deliver any legal opinion, instruct its transfer agent to remove any restrictive legend or take any other action except as permitted by applicable law and the Governing Documents and upon receipt of Transfer Documentation satisfactory to the Company following reasonable review by Company counsel. The Company shall not be obligated to incur any unreimbursed third-party cost or assume any liability in connection with the transfer. Assignee shall bear all costs of any transfer, legend removal or opinion required in connection with the Assigned Shares, including the reasonable fees of the Company’s transfer agent.

16.  Attorneys' Fees. In any action between Assignor and Assignee arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party. The Company shall not be liable for any party’s attorneys’ fees or costs under this Section 16.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ASSIGNOR:

GHS INVESTMENTS, LLC

By: /s/ Sarfraz Hajee

Name: Sarfraz Hajee

Title: Member

ASSIGNEE:

SCOTT COX

By: /s/ Scott Cox

Acknowledged and consented to by the Company solely for the limited purposes set forth in Section 6, and for no other purpose:

COMPANY:

IIOT-OXYS, INC.

a Nevada corporation

By: /s/ Clifford L. Emmons

Name: Clifford L. Emmons

Title: CEO

[Signature Page to Assignment and Assumption Agreement]

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